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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                January 7, 2002



                              HOMESTORE.COM, INC.
                                 ______________
             (Exact name of registrant as specified in its charter)




        Delaware                        000-26659                95-4438337
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission             (IRS Employer
    of incorporation)                  File Number)          Identification No.)


                           30700 Russell Ranch Road
                      Westlake Village, California 91362

                   (Address of Principal Executive Offices)
                                  (Zip Code)

      Registrant's telephone number, including area code: (805) 557-2300


                                Not Applicable
                 --------------------------------------------
         (Former name or former address, if changed since last report)

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Item 5.   Other Events.


     Homestore.com, Inc. (the "Company") announced the addition of three new executive officers to its management team effective January 7, 2002. W. Michael Long was named as the Company's Chief Executive Officer and a member of the Board of Directors, Jack D. Dennison was named as the Company's Chief Operating Officer and Lewis R. Belote III was named as the Company's Chief Financial Officer. In addition, current board member Joe F. Hanauer was named Chairman of the Company's Board of Directors. Stuart Wolff resigned as chairman of the board and chief executive officer of the Company.

     Mr. Long previously served as Chief Executive Officer of Healtheon Corp. and Chairman of the Board at WebMD, Inc., after its merger with Healtheon; and as President and Chief Executive Officer of The Continuum Company, Inc. Mr. Dennison previously served as Executive Vice President, General Counsel and Secretary of Healtheon and WebMD; vice president and general counsel of Continuum; and as deputy general counsel of Computer Sciences Corporation. Mr. Belote previously served as Senior Vice President of Finance for Healtheon and WebMD; Chief Financial Officer of ActaMed Corp., and spent 12 years with the accounting firm, Ernst & Young.

                                      -2-
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                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          HOMESTORE.COM, INC.


      Date:  January 11, 2002             By:  /s/Walter Lowry
                                               ---------------
                                               Walter Lowry
                                               Senior Vice President and
                                                 General Counsel